SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 22, 2009
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

1775 Sherman Street, Suite 3000, Denver, CO 80203
Address of Principal Executive Offices

303-860-5800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 1.01.               Entry into a Material Definitive Agreement
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant

On May 22, 2009 Petroleum Development Corporation (the “Company”) entered into a Sixth Amendment (the “Sixth Amendment”) to its Credit Facility with JPMorgan Chase Bank, N.A. acting as the arranger of an eleven bank syndicate dated as of November 4, 2005, and previously amended (the “Credit Facility”).  The Sixth Amendment extends the maturity to May 22, 2012,  decreases the available amount from $375 Million to $350 Million, and also amends certain covenants, including, but not limited to, the following:

• Increase of the Maximum Facility Amount to $500 million from $400 million
• Increase of the unsecured debt basket in section 7.01(i) to $450 million from $350 million
• Amendment of the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA from
      3.75x to:
o	4.25x through December 31, 2010
o	4.00x through June 30, 2011
o	3.75x thereafter
• Amended Pricing grid:
Borrowing Base
Utilization	LIBOR Margin	ABR Loans[1]	Commitment Fee
< 25%	2.25%	1.375%	0.50%
>= 25% < 50%	2.50%	1.625%	0.50%
>= 50% < 75%	2.75%	1.875%	0.50%
>= 75% < 90%	3.00%	2.125%	0.50%
>= 90%	3.25%	2.375%	0.50%
1 ABR to be the greater of prime, Fed Funds + 50 bps or 1 month LIBOR + 100 bps

The above descriptions are qualified entirely by reference to the copy of the Sixth Amendment, which is attached as Exhibit 10.1 and incorporated by reference herein.

EXHIBIT INDEX

Item 9.01.                        Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Sixth Amendment to Amended and Restated Credit Agreement dated as of May 22, 2009, by and among the Company, certain of its subsidiaries, JPMorgan Chase Bank, N.A., and various other banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	May 29, 2009

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chairman and CEO